Exhibit 10.16N

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

February 6, 2013

Oxford Mining Company, LLC
Attn: Ms. Angela Ashcraft
544 Chestnut Street
Coshocton, OH  43812

Re:	Coal Purchase and Sale Agreement No. 10-62-04-900, dated as of
May 21, 2004, as amended, between Ohio Power Company
(f/k/a Columbus Southern Power Company) (“Buyer”) and Oxford
Mining Company, LLC (formerly Oxford Mining Company, Inc.) (“Seller”)

SUBJECT:  AMENDMENT 2013-2

Reference is made to the above-referenced Coal Purchase and Sale Agreement, as amended (the “Agreement”), under which Seller is supplying coal to Buyer.

Buyer has re-evaluated the Notice issued by the U.S. Department of the Interior, Office of Surface Mining, in connection with the reduction of the Federal Reclamation Fee on surface mined coal effective October 1, 2012 (the “Notice”). Based thereon, Buyer has determined that this reduction is not applicable to the Agreement and is not a proper Change in Law claim, even though the reduced Federal Reclamation Fee was not effective until October 1, 2012, because the Notice was actually issued prior to the January 1, 2009 identified reference date in Section 6.2 of the Agreement from which a Change in Law claim is to be established. Therefore, consistent with the above, Buyer and Seller hereby agree that Amendment 2013-1 is superseded by this Amendment 2013-2 with Amendment 2013-1 being of no force or effect.

Accordingly and additionally, effective January 1, 2013, the Agreement is amended as follows:

A.	In ARTICLE II, Obligations and Deliveries, Table 2.1.1 shall be deleted in its entirety and replaced with the following in lieu thereof:

Table 2.1.1
Contract Year(s)	Annual Contract Quantity	Specification A Coal Tons	Specification B Coal Tons	Option No. 1 Tons	Option No. 2 Tons	Additional Specification B Coal Tons
2009	1,750,000	500,000	(3)	---	---	---
2010 – 2011	1,700,000	500,000	(3)	---	---	---
2012 – Q 1 and Q2(1)	501,049	0	501,049	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)	---
2012 – Q 3 and Q4(1)	809,147(6)	0	809,147(6)	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)	---
2013	1,700,000	0	1,700,000	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)	75,000(7)
2014-2015	1,700,000	0	1,700,000	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)	---
2016 – 2018(2)	1,700,000	0	1,700,000	0 to 50,000/qtr(4)	50,001 – 100,000/qtr(5)	---

The notes immediately below and relating to Table 2.1.1 shall remain the same for the above replacement Table 2.1.1, except as detailed herein:

Oxford Mining Company, LLC
Coal Purchase and Sales Agreement 10-62-04-900
Amendment 2013-2
February 6, 2013
Page 2

•	Footnote (6) shall be deleted in its entirety and replaced with the following in lieu thereof:

(6)The annual Contract Quantity shown in 2012 Q3 and Q4 are actual Tons received during that period.

•	A further Footnote (7) shall be added thereto to read as follows:

(7)In addition to the committed Contract Quantity of 1,700,000 tons for 2013, Seller agrees to sell and ship to Buyer and Buyer agrees to purchase and receive from Seller an additional 75,000 tons of Specification B Coal, with Seller to ship to Buyer this additional 75,000 tons in the months of February through April 2013 after the ratable monthly tonnage for the Annual Contract Quantity for 2013 (approximately 142,000 tons) has been shipped by Seller to Buyer during the applicable month.

B. In ARTICLE V, Contract Price, Table 5.1 and the notes immediately below and relating thereto shall be deleted in their entirety and replaced with the following in lieu thereof:

         Table 5.1
Contract Year	Price Per Ton - Specification B Coal	Price Per Ton – Additional Tons
FOB Plant:
[*](1)	$[*]	---
[*](1)	$[*]	---
[*](1)(2)	$[*]	---
[*]	$[*]	$[*](4)
[*]	[*]	---
[*](3)	[*]	---

(1) For purposes of the provisions related to ARTICLE V, Contract Price, the Q1 and Q2 of 2012 period is treated collectively as a Contract Year and the Q3 and Q4 of 2012 period is treated collectively as a Contract Year.
(2) The Contract Price listed above for 2012 - Q4 is the reconciliation price based upon the formula calculation set forth below in this Article V a).
(3) If the Option Term Extension is elected by Buyer.
(4) The price shown is the price per ton for the additional 75,000 tons of Specification B Coal being shipped by Seller to Buyer in the months of February through April 2013 in accordance with Table 5.1.1 and Note (7) thereto.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oxford Mining Company, LLC
Coal Purchase and Sales Agreement 10-62-04-900
Amendment 2013-2
February 6, 2013

Except as amended herein, all other provisions of the Agreement shall remain in full force and effect.  If you are in agreement with the foregoing, kindly indicate your acceptance thereof and agreement thereto by signing in the space below and returning one original to the attention of Buyer’s Fuel Contract Administration at the address provided in the Agreement.

Accepted and agreed:

/s/ James D. Henry	OXFORD MINING COMPANY, LLC

James D. Henry
Vice President
Fuel, Emissions & Logistics	/s/ Charles C. Ungurean
On behalf of AMERICAN ELECTRIC POWER	Signature
SERVICE CORPORATION, as agent for
Ohio Power Company
Charles C. Ungurean
Name

President and Chief Executive Officer
Title

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.